Exhibit 10.1

Amendment to Loan Agreement

This Amendment to Loan Agreement (the “Amendment”) is made and entered into between inContact, Inc. (“Borrower”) and Zions First National Bank (“Lender”).

Recitals

1. Borrower and Lender have entered into a Loan Agreement dated July 16, 2009 (the “Loan Agreement”).

2. Borrower and Lender desire to modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree and amend and modify the Loan Agreement as follows:

1. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2. Amendments. The Loan Documents are hereby modified and amended as follows:

(a) Section 1.1 Definitions of the Loan Agreement is amended as follows:

(i) Delete the definition of “Adjusted EBITDA.”

(ii) Delete the definition of “R&D Costs.”

(b) Section 6.14(a) Minimum Adjusted EBITDA of the Loan Agreement is deleted and replaced in its entirety with the following:

a. Minimum EBITDA. Borrower shall maintain a minimum EBITDA, measured as of the last day of each quarter, as follows:

Period Ending	Amount
Effective Date through December 31, 2010	$1,000,000.00
March 31, 2011 and thereafter	$1,500,000.00

3. References. Each reference in the Loan Documents to any of the Loan Documents shall be deemed to be a reference to such documents as modified hereby.

4. Borrower Covenants. Borrower covenants with Lender as follows:

(a) Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

(b) Borrower hereby fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, arising from or relating to the Loan, the Loan Documents, or the actions or omissions of Lender in respect to the Loan or the Loan Documents arising from events, acts or omissions occurring prior to the date hereof.

5. Payment of Expenses and Attorneys Fees. Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Amendment, including, without limitation, all reasonable attorneys fees and legal expenses. Lender is authorized and directed to disburse a sufficient amount of the Loan proceeds to pay these expenses in full.

6. Agreement Remains in Full Force and Effect. The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified hereby. Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

7. Integrated Agreement; Amendment. This Amendment, together with the Loan Agreement and the Loan Documents, constitutes the entire agreement between Lender and Borrower concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan Agreement shall be read and interpreted together as one agreement.

Date: February 22, 2010.

Lender:

Zions First National Bank

By:	/s/ Thomas C. Etzel
Name:	Thomas C. Etzel
Title:	Senior Vice President

Borrower:

inContact, Inc.

By:	/s/ Paul Jarman
Name:	Paul Jarman
Title:	CEO